Exhibit 99.1
                                                                   ------------


Name and Address of Reporting Person:          Leslie H. Wexner
                                               c/o Limited Brands, Inc.
                                               Three Limited Parkway
                                               Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:      Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):               5/4/2009


                             Amount of
                            Securities
                           Beneficially
                               Owned                 Ownership
                             Following                 Form:
                             Reported               Direct (D) or            Nature of Indirect
Title of Security          Transaction(s)            Indirect (I)           Beneficial Ownership
-----------------          --------------            ------------           --------------------
Common Stock                20,226,531  (6)(7)           D/I  (2)          (2)

Common Stock                 3,513,395  (8)              D/I  (1)          (1)

Common Stock                   126,501                   I  (4)            Whitebarn GRAT

Common Stock                 5,000,000  (8)              I  (4)            Dogwood Trust

Common Stock                 2,202,953  (6)              I  (3)            Acorn Trust

Common Stock                 5,000,000  (7)              I  (3)            Cyprus Trust

Common Stock                 4,892,608                   I  (3)            Wexner Personal Holdings
                                                                           Corporation

Common Stock                 5,571,601                   I  (3)            R.H.R.E.I. Trust

Common Stock                 3,834,399                   I  (3)            Trust 400

Common Stock                 3,300,568                   I  (3)            Trust 600

Common Stock                   168,561                   I  (3)            The Concierge Trust

Common Stock                    72,649                   I  (3)            Issue Trust

Common Stock                 1,322,135  (5)              I  (3)            Held in Limited Brands, Inc.
                                                                           Savings and Retirement Plan for
                                                                           Leslie H. Wexner's account


See Notes on next page.

Name and Address of Reporting Person:          Leslie H. Wexner
                                               c/o Limited Brands, Inc.
                                               Three Limited Parkway
                                               Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:      Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):               5/4/2009


Notes:
------

(1) Owned by Abigail S. Wexner ("Mrs. Wexner") directly. Owned by Leslie H. Wexner ("Mr. Wexner") indirectly, through Mrs. Wexner.

(2) Owned by Mr. Wexner directly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(3) Owned by Mr. Wexner indirectly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(4) Owned by Mrs. Wexner indirectly. Owned by Mr. Wexner indirectly, through Mrs. Wexner.

(5) Based on account balance as of April 30, 2009. The Savings and Retirement Plan is a "qualified plan" within the meaning of Rule 16b-3.

(6) Reflects the transfer on April 13, 2009, of 5,797,047 shares from Acorn Trust to Mr. Wexner (in a transaction exempt under Rule 16a-13).

(7) Reflect the transfer on April 15, 2009, of 5,000,000 shares from Mr. Wexner to Cyprus Trust (in a transaction exempt under Rule 16a-13).

(8) Reflect the transfer on April 15, 2009, of 5,000,000 shares from Mrs. Wexner to Dogwood Trust (in a transaction exempt under Rule 16a-13).


Mr. Wexner and Mrs. Wexner disclaim beneficial ownership of all indirectly owned securities reported on this Form in excess of their respective pecuniary interests therein.

                             Joint Filer Information
                             -----------------------


Name of Joint Filer:                           Abigail S. Wexner

Address of Joint Filer:                        c/o Limited Brands, Inc.
                                               Three Limited Parkway
                                               Columbus, OH  43216

Relationship of Joint Filer to Issuer:         Director

Issuer Name and Ticker or Trading Symbol:      Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):               5/4/2009

Designated Filer:                              Leslie H. Wexner




SIGNATURE:


/s/ Abigail S. Wexner
----------------------------
Abigail S. Wexner


May 6, 2009
-----------
Date


















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